Exhibit 99.1

News Release: IMMEDIATE RELEASE

For further information contact:

Susan Matthews, Media	317.590.3202
Suzie Singer, Corporate Communications	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES
RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

(Columbus, IN, November 3, 2008) Irwin Financial Corporation (NYSE:IFC), a bank holding company, announced the results of a special meeting of shareholders held today. At the meeting, shareholders approved:

  An amendment to Article V of the Corporation's Restated Articles of Incorporation to increase the number of common shares, without par value, that the Corporation is authorized to issue, from 40,000,000 shares to 200,000,000 shares and to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 204,000,000 shares, and
  The issuance of in excess of 20% of the Corporation's outstanding common shares in connection with a possible exchange of a portion of the Corporation's trust preferred securities.

"We are pleased that these two items were approved by our shareholders. This provides us flexibility as we pursue our capital raising and other capital enhancement efforts," said Will Miller, Chairman and CEO of Irwin Financial.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation provides a broad range of banking services to small businesses and consumers in selected markets.

About Forward-Looking Statements

This press release contains forward-looking statements that are based on management's expectations, estimates, projections, and assumptions. These forward-looking statements include the possible exchange of a portion of the Corporation's trust preferred securities for the Corporation's common shares, and other references to our planned capital-raising efforts. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Actual future results may differ materially from what is projected due to a variety of factors including: the inability to garner sufficient support from potential investors for our capital raising efforts, including the failure to enlist sufficient interest from current trust preferred holders for a trust preferred conversion; failure to obtain, or a delay in obtaining, any necessary regulatory approvals, or other regulatory constraints; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

 registration statement relating to a rights offering of our common shares has been filed with the Securities and Exchange Commission but has not yet become effective. The common shares in the rights offering may not be sold nor may offers to buy be accepted prior to the time the registration statement has become effective.

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